UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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MESA AIR GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MESA AIR GROUP, INC.
410 North 44th Street
Phoenix, Arizona 85008
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on February 7, 2006
To Our Shareholders:
      The 2006 Annual Meeting of Shareholders of MESA AIR GROUP, INC., a Nevada corporation (the “Company”), will be held at the Phoenix Airport Marriott Hotel, 1101 N. 44th Street, Phoenix, Arizona, on February 7, 2006, at 10:00 a.m., Arizona time, for the following purposes:

1.	To elect seven (7) directors to serve for a one-year term;

2.	To ratify the selection of Deloitte & Touche LLP as independent registered public accountants for the Company; and

3.	To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.
      The Board of Directors has fixed the close of business on December 30, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of the Company’s common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company’s 2005 Annual Report, which includes audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the record date.
      Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of Proposals 1 and 2.

By Order of the Board of Directors

JONATHAN G. ORNSTEIN
Chairman of the Board and Chief Executive Officer
Phoenix, Arizona
January 4, 2006

IMPORTANT: IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
BOARD AND COMMITTEE MEETINGS
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
DISCLOSURE OF AUDIT AND NON-AUDIT FEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES
EQUITY COMPENSATION PLANS
EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF STOCK PERFORMANCE
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (PROPOSAL NO. 2)

MESA AIR GROUP, INC.
410 North 44th Street
Phoenix, Arizona 85008
PROXY STATEMENT
       The Board of Directors of MESA AIR GROUP, INC., a Nevada corporation (the “Company”), is soliciting proxies to be used at the 2006 annual meeting of shareholders of the Company to be held on February 7, 2006, at 10:00 a.m., Arizona time, at the Phoenix Airport Marriott Hotel, 1101 N. 44th Street, Phoenix, Arizona, and any adjournment(s) or postponement(s) thereof (the “Annual Meeting”). This proxy statement and the enclosed form of proxy will be mailed to shareholders beginning January 6, 2006.
Who Can Vote
      Shareholders of record as of the close of business on December 30, 2005 (the “Record Date”), may vote at the Annual Meeting and at any adjournment or postponement of the meeting. Each shareholder has one vote for each share of Common Stock held of record on the Record Date. On the Record Date, 29,247,993 shares of the Company’s common stock, no par value per share (the “Common Stock”), were issued and outstanding.
How You Can Vote
      All valid proxies received by the Secretary of the Company before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If you do not specify on your proxy card how you want to vote your shares and authority to vote is not specifically withheld, we will vote your shares as follows: (i) “for” the election of the persons named in the proxy to serve as directors; (ii) “for” the ratification of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accountants of the Company; and (iii) to transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Shareholders who hold their shares in “street name” (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by their brokers.
How You Can Revoke Your Proxy
      You can revoke your proxy at any time before it is exercised in one of three ways:

(1) by delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy.

(2) by duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares.

(3) by attending the meeting and voting in person, provided that the shareholder notifies the Secretary at the meeting of his or her intention to vote in person at any time prior to the voting of the proxy.
Required Votes
      A plurality of votes cast by shareholders who are either present in person or represented by proxy at the meeting is required to elect the seven (7) nominees for Director under Proposal 1. Approval of Proposal 2 requires the affirmative vote of a majority of the shares present and entitled to vote on this proposal at the Annual Meeting. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which a specific proportion of affirmative votes is required for approval. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on these proposals (so-called “broker non-votes”) are counted for the purpose of determining the presence of or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.
Dissenter’s Rights or Appraisal
      Pursuant to applicable Nevada law, there are no dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.
Other Matters to Be Acted Upon at the Meeting
      We do not know of any matters other than the election of directors and the ratification of independent registered public accountants that are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented at the meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons voting those shares.
Solicitation
      The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may also be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.
Communications with the Board of Directors
      Stockholders may communicate with any and all members of the Company’s Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name or, for a communication to the entire board, to the Chairman of the Board at the following address and fax number: Mesa Air Group, Inc. c/o Corporate Secretary, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008; facsimile: (602) 685-4352.
      Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures adopted by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his direction, forward only representative correspondence.
      The Chairman of the Board will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a committee, the Chairman of the Board or the chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with our counsel.
ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
General Information
      The Company’s current directors are Jonathan G. Ornstein, Daniel J. Altobello, Robert Beleson, General Ronald R. Fogleman, Joseph L. Manson, Peter F. Nostrand and Maurice A. Parker. Their terms expire upon the election and qualification of their successors at the Annual Meeting. The Board has nominated each of these current directors as nominees for election as directors in the election to be held at the Annual Meeting.

The Board intends to vote its proxies for the election of its nominees, for a term to expire at the Company’s 2007 Annual Meeting.
      If unforeseen circumstances make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares “for” that other person, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available. The information concerning the nominees and their share holdings in the Company has been furnished by the nominees to the Company.
      The seven (7) nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as directors of the Company.
      The following table sets forth the names and ages of the directors of the Company and certain additional information:

Name	Age	Position

Jonathan G. Ornstein	48	Chairman of the Board
Daniel J. Altobello	65	Director
Robert Beleson	55	Director
Ronald R. Fogleman	64	Director
Joseph L. Manson	56	Director
Peter Nostrand	58	Director
Maurice A. Parker	60	Director
Directors
      Biographical information regarding the Company’s directors is set forth below.
      Jonathan G. Ornstein was appointed President and Chief Executive Officer of the Company effective May 1, 1998. Mr. Ornstein became a director in January 1998. Mr. Ornstein assumed the role of Chairman of the Board in June 1999. On June 21, 2000, Mr. Ornstein relinquished his position as President of the Company. From April 1996 until joining the Company as Chief Executive Officer, Mr. Ornstein served as President and Chief Executive Officer and Chairman of Virgin Express S.A./N.V., a European airline. From 1995 to April 1996, Mr. Ornstein served as Chief Executive Officer of Virgin Express Holdings, Inc. Mr. Ornstein joined Continental Express Airlines, Inc. as President and Chief Executive Officer in July 1994 and, in November 1994, was named Senior Vice President, Airport Services at Continental Airlines, Inc. Mr. Ornstein was previously employed by the Company from 1988 to 1994, as Executive Vice President and as President of the Company’s subsidiary, WestAir Holding, Inc.
      Daniel J. Altobello has served as a director of the Company since January 1998 and is the current Lead Director. Mr. Altobello also serves as Chair of the Compensation and Corporate Governance/Nominating Committees. Mr. Altobello is the retired Director and Chairman of Onex FoodServices, the parent corporation of Caterair International, Inc. and LSG/SKY Chefs. From 1989 to 1995, Mr. Altobello served as Chairman, President and Chief Executive Officer of Caterair International Corporation. From 1979 to 1989, he held various managerial positions with the food service management and in-flight catering divisions of Marriott Corporation, including Executive Vice President of Marriott Corporation and President of Marriott Airport Operations Group. Mr. Altobello began his management career at Georgetown University as Vice President of Administration Services. He is a member of the board of directors of World Airways, Inc., Media Bay, Inc., Diamond Rock Hospitality Trust, Inc., and JER Investors Trust, Inc.; and is also an advisory director of Thayer Capital Partners and a trustee of Loyola Foundation, Inc. Mr. Altobello obtained a bachelor of arts in English from Georgetown University and a master of business administration from Loyola College.
      Robert Beleson was elected as a director of the Company in October 2003. In November 2001, he became the Chief Executive Officer of Christiana Spirits Incorporated, of which Mr. Beleson is also an equity investor.

Since May 2002, Mr. Beleson has also provided marketing and strategic planning consulting services to select clients in the aviation and wine and spirit industries. This consulting service was formally organized as Brookfield Marketing, L.L.C. on October 1, 2003. From July 2001 to April 2002 he served as Chief Marketing Officer for Avolar, a former division of United Airlines. From March 1996 to December 2000 he served as President of M. Shanken Communications, Inc., New York, N.Y. From May 1991 to February 1996 he served as Chief Marketing Officer for Playboy Enterprises. Mr. Beleson received a bachelor of science from Cornell University School of Industrial and Labor Relations and a master of business administration from Harvard Business School.
      General Ronald R. Fogleman, USAF, (Ret.) has been a director of the Company since January 1998 and is currently Audit Committee Chairman. In September 1997, he retired in the rank of General, having served as the Chief of Staff of the United States Air Force from 1994 until 1997 and as Commander-in-Chief of the United States Transportation Command from 1992 until 1994. General Fogleman is the principal partner of Durango Group, L.L.C., a privately held international aviation consulting firm. He currently serves on the board of directors of: AAR Corporation; Alliant Techsystems, Inc.; and World Airways, Inc. On May 31, 2004, General Fogleman became the non-executive Chairman of the Board of World Airways, Inc. Gen. Fogleman also serves on the Board of Fractionair Holding and Alpha Security Group, Corp., two privately held companies. He received a bachelor of arts degree from the United States Air Force Academy and a master’s degree in military history and political science from Duke University.
      Joseph L. Manson has been a director of the Company since July 2001. Mr. Manson joined the Washington, D.C. office of the law firm Baker & Hostetler LLP as a partner in February 2005. Prior to Baker & Hostetler, Mr. Manson was employed with Piper Rudnick LLP (which merged with Verner Liipfert Bernhard McPherson and Hand), from 1974. Mr. Manson received a bachelor of science from the University of Virginia and a doctorate in jurisprudence from Emory University.
      Peter F. Nostrand was elected to the Board in April 2005. Mr. Nostrand is currently the Chairman, President and Chief Executive Officer of SunTrust, Greater Washington where he has served in a variety of functional divisions including International, National, Energy, Commercial and Retail beginning in June 1973. Mr. Nostrand received a bachelor of arts from Amherst College and a master of education from the University of Virginia.
      Maurice A. Parker has been a director of the Company since November 1998. Mr. Parker has served as Executive Director of Regional Aviation Partners since April 2001. From 1978 to January 1997, Mr. Parker served as a Federal Mediator for the National Mediation Board of the United States government. From 1997 to the present, Mr. Parker has worked as an independent arbitrator, mediator and consultant. Mr. Parker obtained a bachelor of science in technical education from the University of Houston and a doctorate in jurisprudence from South Texas College of Law.
BOARD AND COMMITTEE MEETINGS
      Information concerning the three Committees maintained by the Board of Directors is set forth below. The Board Committees currently consist only of Directors who are not employees of the Company and who are “independent” within the meaning of the listing standards of the NASD and, with respect to the Audit Committee, Section 10A of the Securities Exchange Act of 1934 (“Exchange Act”).
      The Board held nine meetings during the 2005 fiscal year. No director attended less than 75% of the Board meetings while serving as such director, or less than 75% of all committee meetings on which he or she served as a committee member.
      The Company does not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, but strongly encourages directors to attend.
      At various times throughout the year non-management directors hold meetings without the presence of management personnel. The Lead Director chairs these meetings and is also the Chair of the Nominating/ Corporate Governance Committee.

      The audit, nominating and compensation committees are the standing committees of the Board. The fiscal year 2005 committees were comprised as follows:

Audit	Nominating/Corporate Governance	Compensation

Ronald R. Fogleman*	Daniel J. Altobello*	Daniel J. Altobello*
Peter Nostrand	Peter Nostrand	Peter Nostrand
Robert Beleson	Robert Beleson	Robert Beleson

*	Chairman
      The Audit Committee of the Board (the “Audit Committee”) held eight meetings during fiscal 2005. The Audit Committee, among other things, recommends the Company’s independent registered public accountants, reviews the Company’s financial statements, makes reports and recommendations regarding the adequacy of internal accounting controls made by the independent registered public accountants and considers such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention.
      The Audit Committee acts under a written charter adopted and approved by the Board in May 2000. The Audit Committee Charter was amended in April 2002 and July 2004 and was attached as an exhibit to the Company’s 2004 Annual Meeting Proxy Statement. The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of the Board and as “independent” is defined under current standards of the NASD (including the heightened independence requirements of audit committee members), these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as member of this committee.
      The Nominating/Corporate Governance Committee of the Board (the “Nominating/ Corporate Governance Committee”) met twice in fiscal 2005. A Corporate Governance/Nominating Committee charter was adopted in August 2004 and amended in July 2005. The Nominating/Corporate Governance Committee is responsible for identifying and nominating individuals qualified to serve on the Board and the Committees of the Board, as well as reviewing the effective corporate governance policies and procedures and recommending any applicable modifications thereto. The Nominating/Corporate Governance Committee will consider, but is not required to approve, nominations for directors by shareholders for any annual meeting of the Company, provided a written recommendation is received by the Company no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting.
      In evaluating the suitability of potential nominees for membership on the Board, the Nominating/Corporate Governance Committee will consider the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and consider the general qualifications of the potential nominees, such as:

•	Unquestionable integrity and honesty;

•	The ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole;

•	Recognized leadership in business or professional activity;

•	A background and experience that will complement the talents of the other Board members;

•	Willingness and capability to take the time to actively participate in Board and Committee meetings and related activities;

•	Ability to work professionally and effectively with other Board members and the Company’s management;

•	An age to enable the Director to remain on the Board long enough to make an effective contribution; and

•	Lack of realistic possibilities of conflict of interest or legal prohibition.
      The Committee will also see that all necessary and appropriate inquiries are made into the backgrounds of such candidates. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating/Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.
      In obtaining the names of possible new nominees, the Committee may make its own inquiries and will receive suggestions from other Directors, stockholders and other sources. All potential nominees must first be considered by the Committee before being contacted as possible nominees and before having their names formally considered by the full Board.
      The compensation committee of the Board (the “Compensation Committee”) operates under a charter adopted in February 2004 and held two meetings during the 2005 fiscal year. The Compensation Committee is responsible for allocating cash compensation and stock options to senior executive officers of the Company.
      It is expected that all current committee members will be nominated for re-election to such committees at a Board meeting to be held immediately following the Annual Meeting.
      The Board of Directors has adopted Corporate Governance Guidelines, charters for its Audit, Compensation and Corporate Governance & Nominating Committees and Code of Conduct for directors, officers and employees of Mesa Air Group, Inc., its subsidiaries and affiliated companies. You can obtain copies of our current committee charters, codes and policies in the “Corporate Governance” section of our website (www.mesa-air.com) or by writing to our Corporate Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008.
COMPENSATION OF DIRECTORS
Fees
      The following fees were paid to Directors who were not employees of the Company during fiscal 2005. Directors who are full-time employees of the Company receive no additional compensation for serving as directors. Board members also are reimbursed for all expenses associated with attending Board or Committee meetings.

Annual Retainer	$15,000
Fee for each Board meeting	$1,000
Fee for each telephonic Board meeting	$500
Fee for each Committee meeting	$500
Lead Director Retainer	$10,000
Compensation Committee Chairman Retainer	$10,000
Audit Committee Chairman Retainer	$20,000
Stock Options
      Under the Outside Director’s Stock Option Plan, each non-employee director receives an annual grant of options to purchase 3,000 shares of Common Stock, plus the number of options to purchase Common Stock equivalent to a cash value of $20,000 as calculated pursuant to the Black-Scholes Valuation Method (collectively, the “Formula Amount”), at a risk-free rate of a ten-year zero coupon bond. Each non-employee director receives the additional Formula Amount on April 1st of each year thereafter. Upon being appointed a non-employee director after April 1, such director is granted a pro-rata portion of the Formula Amount and receives options pursuant to the plan on April 1st of each succeeding year. The amount of pro rata options granted to each new non-employee director is calculated by dividing the number of days prior to April 1st by the number of days in the calendar year and multiplying the quotient by the Formula Amount.
Other Benefits
      Each non-employee director, and certain family members of such director, receives free travel on Mesa Airlines and free or reduced-fare travel on certain other partner air carriers at no cost to the Company or the director. The Company believes that the directors’ use of free air travel is “de minimis” and did not maintain any records of non-employee directors’ travel during fiscal 2005.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During the fiscal year 2005, the Compensation Committee consisted of Messrs. Altobello and Beleson and, following the resignation of Ms. Julie Silcock in April 2005, Mr. Nostrand. None of the members of the committee held any executive officer position or other employment with the Company prior to or during such service.
REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee assists the Board in fulfilling its responsibility for oversight of the internal control, accounting, auditing and financial reporting practices of the Company. Specific responsibilities of the Audit Committee include:

•	reviewing and discussing the Company’s audited financial statements with management;

•	reviewing the Company’s quarterly reports with the Company’s independent registered public accountants;

•	discussing with the Company’s independent registered public accountants information relating to the independent registered public accountants’ judgments about the quality of the Company’s accounting policies and financial reporting practices;

•	recommending to the Board that the Company include the audited financials in its Annual Report on Form 10-K; and

•	overseeing compliance with the Securities and Exchange Commission requirements for disclosure of registered public accountants’ services and activities.
      The Committee regularly meets with management to consider the adequacy of the Company’s internal controls and the integrity of its financial reporting. The Committee discusses these matters with the Company’s independent registered public accountants and with appropriate Company financial personnel and internal auditors.
      The Committee regularly meets privately with management, the independent registered public accountants and the internal auditors. Each of the independent registered public accountants has unrestricted access to the Committee.
      The Committee retains and, if circumstances warrant, replaces the independent registered public accountants and regularly reviews their performance and independence from management. The Committee also pre-approves all audit and permitted non-audit services and related fees.
      The Board of Directors has determined that none of the Directors serving on the Committee has a relationship to the Company that may interfere with their independence from the Company and its management. As a result, each Director who serves on the Committee is “independent” as required by NASD listing standards and Section 10A of the Exchange Act.

      The Board of Directors has adopted a written charter setting out the roles and responsibilities the Committee is to perform. The Board has determined that Peter F. Nostrand of the Audit Committee is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.
      Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.
Review of Audited Financial Statements
      The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended September 30, 2005, as audited by Deloitte & Touche LLP, the Company’s independent registered public accountants, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP and expects to receive from Deloitte & Touche LLP the written disclosures required by Statement of Auditing Standards No. 61, Securities and Exchange Commission Rule 2-07 and the Independence Standards Board Standard No. 1 in January 2006 and has discussed with Deloitte & Touche LLP its independence.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2005 be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.
      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with accepted auditing standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America and that the Company’s independent registered public accountants are in fact “independent.”

AUDIT COMMITTEE Ronald R. Fogleman Peter Nostrand Robert Beleson
DISCLOSURE OF AUDIT AND NON-AUDIT FEES
Pre-approval Policy
      In August 2003, the Audit Committee adopted a Pre-approval Policy (“Policy”) governing the approval of all audit and non-audit services performed by the independent registered public accountants in order to ensure that the performance of such services does not impair the independent registered public accountants.
      According to the Policy, the Audit Committee will annually review and pre-approve the services and fees that may be provided by the independent registered public accountants during the following year. The Policy specifically describes the services and fees related to the annual audit, other services that are audit-related, preparation of tax returns and tax related compliance services and all other services that have the pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

      Any service to be provided by the independent registered public accountants that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.
      The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountant to management.
Fees
      The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for fiscal 2004 and 2005:

		Audit
	Audit	Related	Tax	All Other
Year	Fees(1)	Fees(2)	Fees(3)	Fees(4)	Total

2004	$435,000	$356,000	$355,000	$18,000	$1,164,000
2005	$1,401,000	$113,000	$122,000	$72,000	$1,708,000

(1)	Includes fees for the annual audit and quarterly reviews. For fiscal year 2005, this category also includes fees for the audit of internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes fees for services for miscellaneous compliance audits and other SEC filings.

(3)	Includes fees for annual federal and state income tax compliance services. For fiscal year 2004, this category also includes property tax fees.

(4)	Includes miscellaneous tax consulting services.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 2005 by (i) each director of the Company, (ii) each of the Company’s officers named in the Summary Compensation Table (collectively, the “Named Executive Officers”), (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

	Amount and Nature of
	Beneficial Ownership

		Options/
Name and Address of Beneficial Owner	Shares(1)	Warrants(1)	Total(1)	Percent(1)

State Street Research & Management Co	2,427,180	—	2,427,180	8.3%
One Financial Center, 30th Floor
Boston, MA 02111-2690
Bricoleur Capital Management, LLC	1,642,330	—	1,642,330	5.6%
12330 El Camino Real, Suite 100
San Diego, CA 92130
Barclays Global Investors, N.A.	2,270,418	—	2,270,418	7.8%
45 Freemont Street
San Francisco, CA 94105

	Amount and Nature of
	Beneficial Ownership

		Options/
Name and Address of Beneficial Owner	Shares(1)	Warrants(1)	Total(1)	Percent(1)

Directors
Jonathan G. Ornstein(2)	138,328	1,664,846	1,803,174	6.2%
Daniel J. Altobello	6,000	66,571	72,571	*
Ronald R. Fogleman(3)	1,220	54,533	55,753	*
Joseph L. Manson	10,000	30,454	40,454	*
Robert Beleson	1,000	14,416	15,416	*
Maurice A. Parker	2,000	32,829	34,829	*
Peter F. Nostrand	0	6,998	6,998	*
Officers
Michael J. Lotz	11,340	573,120	584,460	2.0%
George Murnane III	3,500	196,475	199,975	*
Michael Ferverda	0	85,000	85,000	*
Brian S. Gillman	0	109,500	109,500	*
F. Carter Leake	0	130,000	130,000	*
All directors and officers as a group (12 Individuals)	173,328	2,964,742	3,138,130	10.8%

(1)	Includes options and warrants exercisable on September 30, 2005 or within 60 days thereafter. Number of shares as reported by each company’s Schedule 13G. Holdings of less than 1% are indicated by “*”. Based upon 28,868,167 shares issued and outstanding as of September 30, 2005.

(2)	Includes 65,902 shares held by Mr. Ornstein’s children, mother and spouse.

(3)	Includes 1,200 shares of common stock held by B Bar J Pension Fund, which is controlled by Gen. Fogleman.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the outstanding Common Stock, to file certain reports of ownership with the Securities and Exchange Commission within specified time periods. Such officers, directors and shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on its review of such forms all requirements received by it, or written representations from certain reporting persons, the Company believes that between October 1, 2004 and September 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met.

EXECUTIVE COMPENSATION
      The following table sets forth compensation for fiscal years 2005, 2004 and 2003 of the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonuses exceeded $100,000 at the end of fiscal 2004 (the “Named Executive Officers”).
Summary Compensation Table

		Annual Compensation			Long-Term Awards

				Other Annual	Restricted	Securities	All Other
				Compensation	Stock Awards	Under-Lying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1)(2)	($)(3)	Options (#)	($)(4)

Jonathan G. Ornstein	2005	348,173	436,586	514,278	—	150,000	2,334
Chief Executive Officer	2004	250,000	432,500	361,296	1,964,787	150,000	1,862,076
	2003	200,000	420,000	259,782	—	150,000	2,377
Michael J. Lotz	2005	296,250	333,990	358,501	—	100,000	2,350
President & Chief Operating	2004	212,500	330,625	223,734	1,568,663	100,000	1,487,000
Officer	2003	175,000	320,000	175,000	—	100,000	2,450
George Murnane III	2005	224,923	190,808	—	—	80,000	2,809
Executive Vice President & CFO	2004	167,917	188,396	—	—	—	1,748
	2003	145,000	180,000	—	—	40,000	—
Brian S. Gillman	2005	129,934	116,617	—	—	30,000	2,355
Vice President & General Counsel	2004	117,500	93,813	—	—	—	2,065
	2003	110,000	67,800	—	—	30,000	2,276
F. Carter Leake	2005	129,779	116,461	—	—	25,000	2,355
Senior Vice President — Planning	2004	122,500	86,042	—	—	—	2,025
and Corporate Development	2003	120,000	49,400	—	—	25,000	2,019

(1)	(a) With respect to Jonathan Ornstein, amounts reported for the fiscal years ended 2003, 2004, and 2005 include deferred compensation of $200,000, $263,216 and $337,500, respectively. For fiscal years 2003, 2004 and 2005, Mr. Ornstein’s total also includes personal use of Company aircraft of $38,786, $57,189 and $138,623, disability and life insurance premium payments of $8,451, $8,451 and $8,451 and a non-accountable expense allowance of $12,545, $32,440 and $29,704, respectively.

(b) With respect to Michael Lotz, amounts reported for the fiscal years ended 2003, 2004 and 2005 include deferred compensation of $175,000, $223,734 and $287,499, respectively. For fiscal year 2005, Mr. Lotz’s total also includes personal use of Company aircraft of $40,461, disability and life insurance premium payments of $3,825, reimbursement of $10,709 for estate planning services and a non-accountable expense allowance of $16,007. Under SEC rules, the value of the perquisites and other personal benefits provided Mr. Lotz during fiscal years 2003 and 2004 were less than the minimum amount required to be reported.

(c) For fiscal year ended 2005, personal use of Company aircraft is valued on the basis of the out-of-pocket cost to the Company and reflects a change in valuation methodology from 2003 and 2004 in which personal use of Company aircraft was calculated using the Internal Revenue Service’s Standard Industrial Fare Level (SIFL) tables. The Company does not intend to recalculate the fiscal 2003 and 2004 amounts using the new methodology.

(2)	Except for Mr. Ornstein in fiscal years 2003 and 2004 and Messrs. Ornstein and Lotz in fiscal year 2005, the amounts in this column do not reflect perquisites since the dollar value of these personal benefits in each reported year did not exceed the lesser of $50,000 or ten percent of each executive officer’s salary and bonus amounts.

(3)	The amounts in the table represent the closing market value of the shares awarded at the date of grant. The number and aggregate market value of all restricted share holdings held as of September 30, 2005, are as follows: Mr. Ornstein, 158,771 shares and $1,309,861; Mr. Lotz, 126,761 shares and $1,045,776. The shares of restricted common stock to Mr. Ornstein and Mr. Lotz vest in equal one-third increments over a three-year period beginning on March 31, 2004. No dividends are paid on restricted or unrestricted Company stock.

(4)	These amounts include the Company’s vested and non-vested contributions to the individual named executive officer’s 401(k) plan account. Under the Company’s 401(k) plan, employees may contribute up to 15% of their annual salary and bonus up to a specified maximum. The Company currently makes matching contributions equal to 25% of an employee’s contributions (including officers), with a cap of 10% of the employee’s annual compensation. With respect to Jonathan Ornstein, amounts reported for fiscal year ended September 30, 2004 include a retention bonus in the amount of $1,860,000 in consideration for entering into a new five-year employment agreement and waiving certain rights under the prior employment agreement. With respect to Mike Lotz, amounts reported for fiscal year ended September 30, 2004 include a retention bonus in the amount of $1,485,000 in consideration for entering into a new five-year employment agreement and waiving certain rights under the prior employment agreement.

OPTION GRANTS IN LAST FISCAL YEAR
      The following table sets forth for each Named Executive Officer information concerning individual grants of stock options during the 2005 fiscal year.

					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options	Exercise of		Price Appreciation for
	Underlying	Granted To	Base Price		Option Term
	Options	Employees in	(2)	Expiration
	Granted(1)(#)	Fiscal Year	($/share)	Date	5%(3)($)	10%(3)($)

Jonathan Ornstein	150,000	15.8%	$6.90	4/1/15	$932,178	$2,025,383
Mike Lotz	100,000	10.5%	$6.90	4/1/15	$621,452	$1,350,255
George Murnane III	80,000	8.4%	$7.40	2/15/15	$450,782	$1,020,874
Brian S. Gillman	30,000	3.2%	$7.40	2/15/15	$169,043	$382,828
F. Carter Leake	25,000	2.6%	$7.40	2/15/15	$140,869	$319,023

(1)	Option grants made under the 2001 Key Officer Plan and the 2005 Employee Stock Incentive Plan. The shares underlying option grants vest in annual 1/3 increments beginning one year after the date of the grant.

(2)	The exercise price was set at 100% of the closing price of the Common Stock on the grant date, as reported on the NASDAQ National Market.

(3)	Potential realizable values shown above represent the potential gains based upon annual compound stock price appreciation of 5% and 10% from October 1, 2005 through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and the Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

OPTION EXERCISES
      The following table sets forth the number of shares covered by both exercisable and unexercisable stock options as of the fiscal year ended September 30, 2005, together with the values for in-the-money options which represent the positive spread between the exercise price of any such outstanding stock and the fiscal year end price of the Common Stock.
Aggregate Option Exercises In Last Fiscal Year And Year End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at	In-The-Money Options at
	Acquired on	Value	September 30, 2005 (#)	September 30, 2005 ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Jonathan G. Ornstein	—	—	1,614,846/300,000	1,282,107/370,000
Michael J. Lotz	—	—	539,787/199,999	1,315,746/246,666
George Murnane III	—	—	183,142/93,333	372,873/112,666
Brian S. Gillman	4,500	19,585	99,500/40,000	246,255/59,000
F. Carter Leake	—	—	121,667/33,333	196,384/49,166

(1)	Based on the closing price of the Common Stock on September 30, 2005 of $8.25 per share, as reported by the NASDAQ National Market.
Amendment or Repricing of Options
      During the 2005 fiscal year, the Company did not amend or reprice any stock options.
EQUITY COMPENSATION PLANS
      The following table sets forth certain information as of September 30, 2005, concerning outstanding options and rights to purchase Common Stock granted to participants in all of the Company’s equity compensation plans (including the Outside Director’s Stock Option Plan) and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.
Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	4,205,942	$6.78	1,407,691
Equity compensation plans not approved by security holders(2)	1,000,000	$7.90	1,000,000

Total	5,205,942		2,410,331

(1)	Includes the 2005 Employee Stock Incentive Plan, which was approved by the shareholders on February 8, 2005.

(2)	The Board of Directors adopted the 2001 Key Officer Plan on July 13, 2001. An aggregate of 2,000,000 shares are authorized for issuance under this plan. The Company’s Chief Executive Officer and President are the only persons eligible to participate in the Plan. Options are granted pursuant to the terms of their respective employment contracts.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
      The Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President and Chief Financial Officer, and the Vice President and General Counsel have each entered into an employment agreement with the Company.
Chief Executive Officer Employment Agreement
      Effective as of March 31, 2004, Jonathan G. Ornstein and the Company entered into a new employment agreement, in which Mr. Ornstein agreed to serve as the Chief Executive Officer of the Company for a term of five (5) years ending March 30, 2009. Under Mr. Ornstein’s agreement, he will receive an annual base salary of $300,000 effective March 31, 2004, which amount shall be increased by $75,000 on the first and second anniversary dates.
      The base salary is subject to annual discretionary increases upon review by the Board. Mr. Ornstein also is entitled to an annual bonus, paid quarterly, based on annual performance criteria as set forth in the agreement, which may range from $52,500 to $420,000. Additionally, the Board may approve discretionary bonuses. Upon execution of the agreement and on March 31st each year thereafter during the term of the agreement, the Company is obligated to contribute an amount equal to his base salary, as deferred compensation, to an account for the benefit of Mr. Ornstein. The Company also is obligated to provide Mr. Ornstein with $5,000,000 of term life insurance, the limited use of Company aircraft, and other customary fringe benefits.
      Mr. Ornstein’s employment agreement also provides for the initial grant of stock options to purchase 150,000 shares of Common Stock, with the options vesting in one-third increments over a three-year period, and additional annual option grants of 150,000 shares throughout the term of the agreement. The exercise price for each option is determined by the market price for the Common Stock on the date the option is granted.
      Additionally, Mr. Ornstein’s agreement provided for the payment of a retention bonus in the amount of $1,860,000 on the date of the agreement.
      Mr. Ornstein’s employment agreement also provides for the initial grant of 238,156 shares of restricted Common Stock, with the stock vesting in one-third increments over a three-year period beginning on March 31, 2005.
      The agreement provides that upon Mr. Ornstein’s disability, as defined in the agreement, he will receive on a monthly basis, his base salary, plus an annualized amount equal to his historical bonuses. The Company will make such disability payments for as long as the disability lasts, up to 48 months, and payments will continue to be made even if they extend beyond the term of the agreement. The Company is required to fund a portion of the payments with disability insurance.
      Mr. Ornstein may terminate the agreement following the occurrence of an event constituting “Good Reason.” “Good Reason” is defined as the occurrence of any of the following circumstances: (i) any change by the Company in Mr. Ornstein’s title, or any significant diminishment in his function, duties or responsibilities, (ii) any reduction in Mr. Ornstein’s salary, bonus opportunity or benefits (other than across the board reductions), (iii) relocation of Mr. Ornstein’s principal place of employment greater than 50 miles from its current location, or (iv) any material uncured breach of the agreement by the Company.
      If Mr. Ornstein’s employment is terminated by the Company without Cause (as defined in the agreement) or there is a Change in Control (as defined in the agreement), the Company is required to pay Mr. Ornstein an amount equal to six times his combined annual salary and bonus. Additionally, all of his non-vested stock would immediately vest. If Mr. Ornstein’s employment is terminated by Mr. Ornstein for Good Reason, the Company is required to pay Mr. Ornstein an amount equal to three times his combined annual salary and bonus and all of his non-vested stock would immediately vest. If Mr. Ornstein’s employment is terminated by him voluntarily for no Good Reason or in the absence of a Change in Control, he will not be entitled to any additional severance payments beyond amounts earned through the last effective date of his employment.
      In addition, the Company has agreed to enter into a consulting agreement with Mr. Ornstein, which will become effective when he leaves the Company for any reason. The consulting agreement will provide for Mr. Ornstein’s retention as a consultant for a period of 7 years from its effective date at the rate of $200,000 per year.
      If any payments received by Mr. Ornstein under the agreement are treated as excess parachute payments and are subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Ornstein is entitled to receive “gross up” payments sufficient to cover the excise tax.
President and Chief Operating Officer Employment Agreement
      Effective as of March 31, 2004, Michael J. Lotz and the Company entered into a new employment agreement, in which Mr. Lotz agreed to serve as the President and Chief Operating Officer of the Company for a term of five (5) years ending March 30, 2009. Under Mr. Lotz’s agreement, he will receive an annual base salary of $250,000 effective March 31, 2004, which amount shall be increased by $75,000 on the first and second anniversary dates.
      The base salary is subject to annual discretionary increases upon review by the Board. Mr. Lotz also is entitled to an annual bonus, paid quarterly based on annual performance criteria as set forth in the agreement, which may range from $40,000 to $320,000. Additionally, the Board may approve discretionary bonuses. Upon execution of the agreement and on March 31st of each year thereafter during the term of the agreement, the Company is obligated to contribute an amount equal to his base salary, as deferred compensation, to an account for the benefit of Mr. Lotz. The Company also is obligated to provide Mr. Lotz with $2,000,000 of term life insurance, the limited use of Company aircraft, and other customary fringe benefits.
      Mr. Lotz’s employment agreement also provides for the initial grant of stock options to purchase 100,000 shares of Common Stock, with the options vesting in one-third increments over a three-year period, and additional annual option grants of 100,000 shares throughout the term of the agreement. The option exercise price for each option is determined by the market price for the Common Stock on the date the option is granted.
      Additionally, Mr. Lotz’s agreement provided for the payment of a retention bonus in the amount of $1,485,000 on the date of the agreement.
      Mr. Lotz’s employment agreement also provides for the initial grant of 190,141 shares of restricted Common Stock, with the stock vesting in one-third increments over a three-year period beginning on March 31, 2005.
      The agreement provides that upon Mr. Lotz’s disability, as defined in the agreement, Mr. Lotz will receive on a monthly basis, his base salary, plus an annualized amount equal to his historical bonuses. The Company will make such disability payments for as long as the disability lasts, up to 48 months, and payments will continue to be made even if they extend beyond the term of the agreement. The Company is required to fund a portion of the payments with disability insurance.
      Mr. Lotz may terminate the agreement following the occurrence of an event constituting “Good Reason.” “Good Reason” is defined as the occurrence of any of the following circumstances: (i) any change by the Company in Mr. Lotz’s title, or any significant diminishment in his function, duties or responsibilities, (ii) any reduction in Mr. Lotz’s salary, bonus opportunity or benefits (other than across the board reductions), (iii) relocation of Mr. Lotz’s principal place of employment greater than 50 miles from its current location, or (iv) any material uncured breach of the agreement by the Company.
      If Mr. Lotz’s employment is terminated by the Company without Cause (as defined in the agreement) or there is a Change in Control (as defined in the agreement), the Company is required to pay Mr. Lotz an amount equal to six times his combined annual salary and bonus. Additionally, all of his non-vested stock would immediately vest. If Mr. Lotz’s employment is terminated by Mr. Lotz for Good Reason, the Company is required to pay Mr. Lotz an amount equal to three times his combined annual salary and bonus and all of his non-vested stock would immediately vest. If Mr. Lotz’s employment is terminated by him voluntarily for no Good Reason or in the absence of a Change in Control, he will not be entitled to any additional severance payments beyond amounts earned through the last effective date of his employment.
      In addition, the Company has agreed to enter into a consulting agreement with Mr. Lotz, which will become effective when he leaves the Company for any reason. The consulting agreement will provide for Mr. Lotz’s retention as a consultant for a period of 7 years from its effective date at the rate of $150,000 per year.
      If any payments received by Mr. Lotz under the agreement are treated as excess parachute payments and are subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Lotz is entitled to receive “gross up” payments sufficient to cover the excise tax.
Executive Vice President and CFO Employment Agreement
      Effective December 6, 2001, George Murnane III and the Company entered into an employment agreement, in which Mr. Murnane agreed to serve as Executive Vice President of the Company for a term of four (4) years ending December, 2005. The Company expects to enter into a similar agreement with Mr. Murnane in 2006. In February 2003, Mr. Murnane was appointed Chief Financial Officer of the Company. Mr. Murnane receives a base salary of $200,000. The base salary is subject to increases in the Consumer Price Index, and is subject to annual discretionary increases upon review by the Board. Mr. Murnane is also entitled to an annual bonus paid quarterly based on annual performance criteria as set forth in the agreement, which may range from $40,000 to $180,000. The Company also is obligated to provide Mr. Murnane with $2,000,000 of term life insurance and other customary fringe benefits.
      Mr. Murnane’s employment agreement also provides for the initial grant of stock options to purchase 150,000 shares of Common Stock, with the options vesting in one-third increments over a three-year period, and additional annual option grants of not fewer than 40,000 shares throughout the term of the agreement. The option exercise price for each option is determined by the market price for the Common Stock on the date the option is granted.
      The agreement provides that upon Mr. Murnane’s disability, as defined in the agreement, Mr. Murnane will receive on a monthly basis, his base salary, plus an annualized amount equal to his historical bonuses. The Company will make such disability payments for as long as the disability lasts, up to 48 months, and payments will continue to be made even if they extend beyond the term of the agreement. The Company is required to fund a portion of the payments with disability insurance.
      Mr. Murnane may terminate the agreement following the occurrence of an event constituting “Good Reason.” “Good Reason” is defined as the occurrence of any of the following circumstances: (i) any change by the Company in Mr. Murnane’s title, or any significant diminishment in his function, duties or responsibilities and (ii) any material uncured breach by the Company or relocation of Mr. Murnane outside Maricopa County without prior written consent.
      If Mr. Murnane’s employment is terminated (a) by the Company without Cause (as defined in the agreement) or (b) by Mr. Murnane for Good Reason, the Company is required to pay all normal accrued amounts plus pay Mr. Murnane the greater of (i) salary and bonus payments calculated at the threshold level and (ii) salary and bonus payment, calculated at the minimum level, equal to two years of service. Upon termination by the Company or by Mr. Murnane following a Change in Control (as defined in the agreement), the Company must pay all normal accrued amounts plus payment representing four years of salary and bonus calculated at the minimum level, with an agreed minimum payment of at least one million dollars.
      If any payments received by Mr. Murnane under the agreement are treated as “golden parachute” payments and are subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Murnane is entitled to receive “gross up” payments sufficient to cover the excise tax.

Other Employment Agreements
      Upon his appointment as Vice President and General Counsel in 2001, Mr. Gillman and the Company entered into an employment agreement for a term of three (3) years. Mr. Gillman and the Company entered into a new agreement on April 30, 2005. Under the new agreement, Mr. Gillman receives a minimum base salary of $135,000. Mr. Gillman’s agreement provides for cash and non-cash compensation and he is eligible to receive quarterly bonuses of varying minimum amounts ranging from 30% to 100% of his base salary. Mr. Gillman’s agreement also provides for a minimum annual option grant of 20,000 shares throughout the term of the agreement. Further, his employment agreement differs from Mr. Ornstein’s and Mr. Lotz’s with respect to lump sum payments due to him upon termination by the Company without Good Cause or by him for Good Reason and with respect to the retention of him as a consultant thereafter.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee consists of three non-employee directors, Messrs. Altobello, Beleson and Nostrand. The Compensation Committee has the responsibility for allocation of cash and other compensation as well as stock options to senior executive officers of the Company. The Compensation Committee primarily administers the Company’s cash compensation plans and employee stock option plans. In those instances in which Rule 16b-3 of the Securities Exchange Act of 1934 requires grants or awards of stock options to be made by a “disinterested” committee, the Compensation Committee is solely responsible for the administration of such plans.
      The entire Board regularly reviews the Compensation Committee decisions relating to executive compensation. The Company’s executive compensation policies, as endorsed by the Compensation Committee, have been designed to provide a balanced compensation program that will assist the Company in its efforts to attract, motivate and retain talented executives who the Compensation Committee and senior management believe are important to the long-term financial success of the Company. The employment contracts of Messrs. Ornstein, Lotz and Murnane provide for bonuses. Bonuses are limited to prescribed percentages of base salary, based upon the percentage growth in earnings per share (“EPS”) of the Company. Growth in EPS, which is reviewed annually by the Compensation Committee, is categorized at four levels: (1) Minimum — any growth in EPS during the prior fiscal year; (2) Threshold — 5.0% to 9.9% growth in EPS; (3) Target — 10.0% to 14.9% growth in EPS; and (4) Maximum — 15.0% or greater growth in EPS. The Board may also approve discretionary bonuses. Other compensation provided to the Chief Executive Officer and President generally include life and disability insurance premiums paid by the Company, a non-accountable expense allowance and limited use of Company aircraft for business and personal use. Additional information regarding other compensation provided to the Named Executive Officers is presented in the Summary Compensation Table.
      In addition to salaries, bonuses and other compensation, an integral part of executive compensation is the issuance of stock options on an annualized basis to key employees under the Key Officer Stock Option Plan and the 2005 Employee Stock Incentive Plan (together, the “Stock Option Plans”).
      The Key Officer Stock Option Plan provides for options to be issued to the Chief Executive Officer and President at set dates for prescribed amounts. The 2005 Employee Stock Incentive Plan provides for options to be issued to officers and key employees at the discretion of the Compensation Committee upon recommendation by the Chief Executive Officer. The options granted under the foregoing Stock Option Plans vest at the rate of one-third per year commencing one year after the grant date. The options have a 10-year term and are subject to standard option provisions, including the requirement of continued employment and provisions to deal with termination of employment due to retirement, death or disability. Under the Stock Option Plans, options will be issued at the weighted average price of Common Stock on the date of grant. The total number of options granted under all Stock Option Plans in fiscal 2005 was 947,324. The Compensation Committee believes that the issuance to officers and key employees of stock options related to the appreciation of the Common Stock provides equitable incentives to increase the profitability of the Company.

Compensation of Chief Executive Officer
      We used the same factors and criteria described above in making compensation decisions regarding our Chief Executive Officer during fiscal 2005. During the 2005 fiscal year, Mr. Ornstein was compensated pursuant to an employment agreement that was effective commencing March 31, 2004. During fiscal 2005, Mr. Ornstein’s annual base salary was increased from $300,000 to $375,000 under his employment agreement and he also earned a performance bonus of $436,586. Mr. Ornstein’s performance bonus was determined in accordance with the EPS growth criteria described above. For additional information concerning Mr. Ornstein’s employment agreement, see “Employment and Change in Control Arrangements,” above.
      In establishing the level of base salary payable to Mr. Ornstein under his new employment agreement, we consulted with an independent third party and considered other available information. We took into account compensation levels payable to executives in our industry and reviewed executive compensation information with regard to comparably-sized companies. We further considered the increasingly active market (and correspondingly increased cash and equity compensation levels) for executives with established track records, and potential costs to the Company if replacement management executives were required. We also took into account information concerning employment opportunities with third parties available to Mr. Ornstein, and the importance of retaining Mr. Ornstein’s services in areas such as operational leadership and continuing interactions with stakeholders. We continue to consider market conditions with respect to the compensation of all of our executives.

COMPENSATION COMMITTEE Daniel J. Altobello Peter F. Nostrand Robert Beleson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In February 1999, the Company entered into an agreement with Barlow Capital, LLC (“Barlow”), whereby Barlow would provide financial advisory services related to aircraft leases, mergers and acquisitions, and certain other financing arrangements. The Company paid fees totaling $0.6 million to Barlow in fiscal 2005 for arranging for leasing companies to participate in the Company’s various aircraft financings under this agreement. Jonathan Ornstein, the Company’s Chairman of the Board and Chief Executive Officer, and George Murnane III, the Company’s Executive Vice President and Chief Financial Officer were each members of Barlow and each held a 25% membership interest therein. In January 2005, Messrs. Ornstein and Murnane disposed of their membership interest in Barlow. Distributions to the members are determined by the members on a year-by-year basis and are not based on a member’s percentage interest in Barlow. Substantially all of Barlow’s revenues are derived from its agreement with the Company.
      The Company provides reservation services to Europe-By-Air, Inc. The Company billed Europe-By-Air approximately $57,000 during fiscal 2005 for these services during the 2005 fiscal year. Mr. Ornstein is a major shareholder of Europe-By-Air.
      The Company has used the services of the law firms of Piper Rudnick and Baker & Hostetler primarily for labor related services. The Company paid Piper Rudnick $175,000 and Baker & Hostetler $100,000 for legal-related services in 2005. Before becoming a partner with Baker & Hostetler in February 2005, Mr. Manson, a member of the Company’s Board of Directors, was a partner with Piper Rudnick.
      During fiscal 2001, the Company established Regional Aviation Partners (“RAP”), a political interest group formed to pursue the interests of regional airlines, communities served by regional airlines and manufactures of regional airline equipment. Mr. Parker, a member of the Company’s Board of Directors, is the Executive Director of RAP. During 2005 the Company paid RAP’s operating costs totaling approximately $312,000. Included in this amount are wages and expenses of Mr. Parker, which amounted to $120,000 in fiscal 2005. Since inception, the Company has financed 100% of RAP’s operations.
      The Company will enter into future business arrangements with related parties only where such arrangements are approved by a majority of disinterested directors and are on terms at least as favorable as those available from unaffiliated third parties.

COMPARISON OF STOCK PERFORMANCE
      Set forth below is a graph comparing the five-year cumulative shareholder return on the Common Stock against the five-year cumulative total return on the CRSP Index for NASDAQ Stock Market, U.S. Companies, and the American Stock Exchange Airline Index (the “Peer Group”). The graph assumes an initial investment of $100.00 and reinvestment of dividends, if any.
COMPARISON OF STOCK PERFORMANCE

	Sep-2000	Sep-2001	Sep-2002	Sep-2003	Sep-2004	Sep-2005

Mesa Air Group, Inc.	100	60	67	203	93	151

NASDAQ Stock Market (U.S. Companies)	100	41	32	49	52	59

AMEX Airline Index (Peer Group)	100	48	23	44	30	30

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(PROPOSAL NO. 2)
      Deloitte & Touche LLP has been selected as the Company’s independent registered public accountants for the fiscal year ending September 30, 2006. Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP for shareholder ratification as a matter of good corporate practice. Deloitte & Touche LLP has audited the Company’s financial statements since 2000. Notwithstanding the selection, the Board, in its discretion, may direct appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.
      Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2006 will require the affirmative vote of the holders of at least a majority of the outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2006. If the holders of at least a majority of the outstanding Common Stock fail to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants, the Audit Committee will consider such failure at a subsequent meeting of the Audit Committee and determine, in its discretion, what actions it should take, if any.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2006.
Annual Report
      The 2005 Annual Report, which was mailed to shareholders with this proxy statement, contains financial and other information about our activities, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee of the Board of Directors,” and “Comparison of Stock Performance” in this proxy statement shall not be deemed “filed” with the Securities and of Section 18 of the Securities Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
      The Company will provide upon written request, without charge to each shareholder of record as of the Record Date, a copy of the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the Securities and Exchange Commission. Any Exhibits listed in the Form 10-K also will be furnished upon request at the Company’s expense. Any such request should be directed to the Company’s Corporate Secretary at the Company’s executive offices at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008.
Voting by Proxy
      In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.
Shareholder Proposals for Action at the Company’s Next Annual Meeting
      A shareholder proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2007, must be received by the Company’s Secretary at the Company’s offices no later than October 6, 2006, in order to be included in the Company’s proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, Mesa Air Group, Inc., 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. If a shareholder proposal is introduced at the 2007 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify the Company on or before November 30, 2006, as required by the Securities and Exchange Commission’s Rule 14(a)-4(c)(1), of the shareholder’s intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2007 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

By Order of the Board of Directors

Jonathan G. Ornstein,
Chairman of the Board and Chief Executive Officer

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 — Jonathan G. Ornstein	☐	☐	05 — Joseph L. Manson	☐	☐

	For	Withhold		For	Withhold
02 — Daniel J. Altobello	☐	☐	06 — Peter F. Nostrand	☐	☐

	For	Withhold		For	Withhold
03 — Robert Beleson	☐	☐	07 — Maurice A. Parker	☐	☐

	For	Withhold
04 — Ronald R. Fogleman	☐	☐
B   Issues
The Board of Directors recommends a vote FOR the following proposal.

2. RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For	Against	Abstain
☐	☐	☐

Mark this box with an X if you plan to attend the Meeting.	☐

C   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears on the front of this Proxy Card. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — MESA AIR GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MESA AIR GROUP, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS
The undersigned shareholder of Mesa Air Group, Inc., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated January 3, 2006, and hereby appoints Jonathan G. Ornstein or Brian S. Gillman and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of MESA AIR GROUP, INC. to be held at the Phoenix Airport Marriott Hotel, 1101 N. 44th Street, Phoenix, Arizona on February 7, 2006, at 10:00 a.m., Arizona time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE, “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.
Please return in the enclosed, postage-paid envelope.